UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Nevada Gold & Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEVADA GOLD & CASINOS, INC.
50 Briar Hollow Lane, Suite 500 West
Houston, Texas 77027
_________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 14, 2009
__________________

To the Shareholders:

The Special Meeting of Shareholders of Nevada Gold & Casinos, Inc. will be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas 77027 on Tuesday, April 14, 2009, at 3:00 p.m. Central Time, for the following purposes:

1.	To approve the Nevada Gold & Casinos, Inc. 2009 Equity Incentive Plan; and

2.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has approved the Nevada Gold & Casinos, Inc. 2009 Equity Incentive Plan and unanimously recommends that you vote FOR approval of the 2009 Equity Incentive Plan.  Shareholders of record at the close of business on February 27, 2009 are entitled to notice of and to vote at the meeting.  A complete list of such shareholders will be available for examination by any shareholder during ordinary business hours at the Company’s executive offices, located at 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027, for a period of 10 days prior to the meeting date.

All shareholders are cordially invited to attend the Special Meeting.  If you attend the meeting in person, you may revoke your proxy and vote the shares held in your name.  However, if your shares are held of record by a broker, bank or other nominee, and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

/s/ James J. Kohn
James J. Kohn
Secretary

 March 3, 2009

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR
EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE SO THAT YOUR
SHARES WILL BE VOTED WHETHER OR NOT YOU ARE ABLE TO ATTEND THE
SPECIAL MEETING.

NEVADA GOLD & CASINOS, INC.
50 Briar Hollow Lane
Suite 500 West
Houston, Texas 77027
PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 14, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company” or “we” or “our”), for use at the Special Meeting of Shareholders to be held on April 14, 2009, at 3:00 p.m. Central Time (the “Special Meeting”), or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders.  The Special Meeting will be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas 77027.  We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or before March 9, 2009.

Our principal executive offices are located at 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027, and our telephone number is (713) 621-2245. Our internet website address is www.nevadagold.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting and Proxy Statement are available at http://www.irconnect.com/uwn/pages/sec-filings.html.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Special Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum and Votes Required

Only shareholders of record at the close of business on February 27, 2009 will be entitled to notice of and to vote at the Special Meeting.  At the close of business on February 27, 2009, there were 12,939,130 shares of common stock outstanding and entitled to vote.  Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Special Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted:

(1)	“FOR” the 2009 Equity Incentive Plan (the “2009 Plan”); and
(2)
in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting.

The 2009 Plan is intended to replace the 1999 Stock Option Plan of the Company which expired in January, 2009.  The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the common stock is necessary to constitute a quorum at the meeting. If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions.  In accordance with the rules of the NYSE Alternext US (the “Exchange”), certain matters submitted to a vote of shareholders are considered by the Exchange to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting.  For those matters that the Exchange determines to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote.  The adoption of the 2009 Plan is a non-routine matter.  Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but broker non-votes are not counted as votes “for” or “against” the proposals to be acted on at the meeting.

The affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote on the proposal will be required for approval of Proposal 1, assuming that a quorum is present or represented at the meeting.  A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted for purposes of Proposal 1.  Accordingly, an abstention will have the same effect as a vote cast against Proposal 1.  A broker non vote will be counted for purposes of determining a quorum but will not be counted as a vote for or against Proposal 1.

Solicitation

The cost of soliciting proxies will be borne by the Company.  In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. Directors and employees will not be paid any additional compensation for soliciting proxies, but MacKenzie Partners, Inc., a third party proxy solicitor, will be paid its customary fee, estimated to be about $6,500, if it renders solicitation services.

AVAILABILITY OF ANNUAL REPORT AND OTHER FINANCIAL INFORMATION

The Company makes available, free of charge, through its website (www.nevadagold.com), its proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission (“SEC”). These reports can be found under “SEC Filings” through the “Investor Relations” section of the Company’s website.  The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of this Notice of Special Meeting and Proxy Statement, including a proxy card, and the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended April 27, 2008.  Such requests should be addressed to Investor Relations, Nevada Gold & Casinos, Inc., 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027.  You can also obtain a copy of our Form 10-K and other periodic filings from the SEC’s website at www.sec.gov.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON/INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE 2009 PLAN PROPOSAL

Certain of the executive officers, including the Named Executive Officers, and the non-employee directors of the Company will be eligible to receive equity awards under the 2009 Plan which shareholders are being asked to approve pursuant to Proposal 1 below.  A complete description of the 2009 Plan is set forth in Proposal 1.  The Board of Directors and the Company believe it is in the best interests of the shareholders that equity awards be available for use as incentive compensation to motivate current and future officers, directors and key employees of the Company.  The Company’s Amended and Restated 1999 Stock Option Plan has expired.  If the 2009 Plan is not approved by shareholders, the Company is unable to grant options to its officers, directors and key employees, including consultants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Shown below is certain information as of February 20, 2009 with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s common stock by: (a) the only persons or entities known to the Company to be a beneficial owner of more than five percent of the outstanding share of the Company’s common stock, (b) each director of the Company, (c) the Named Executive Officers, as identified in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.

SHARES BENEFICIALLY OWNED AS OF FEBRUARY 20, 2009

NAME AND ADDRESS (1)	NUMBER OF SHARES		PERCENT OF CLASS
Robert B. Sturges	293,333	(2)	2.3
John A. Arnesen	1,000	(3)	*
William G. Jayroe	151,035	(4)	1.2
Joseph A. Juliano	47,900	(5)	*
Francis M. Ricci	24,666	(6)	*
Wayne H. White	21,666	(7)	*
William J. Sherlock	43,333	(8)	*
Frank Catania	—		*
James J. Kohn	89,333	(9)	*
Ernest E. East	80,000	(10)	*
Donald A. Brennan	72,167	(11)	*
Wynnfield Investment Funds
450 Seventh Avenue, Suite 509
New York, NY 10123	1,719,002	(12)	13.3
Louise H. Rogers
2512 Alta Mira
Tyler, TX 75701	941,288		7.3
Robert C. Ide
159 North Wolcott Street, Suite 304
Casper, WY 82601	760,000		5.9
All current directors and executive officers as a group (11 persons)	824,433	(13)	6.4

* Less than one percent

(1)	Unless otherwise indicated, the address for the persons listed is 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027.

(2)
Includes options to purchase 233,333 shares of common stock held by Mr. Sturges exercisable as of February, 20, 2009 or within 60 days thereafter.  See page 12 for Grants of Plan-Based Awards during fiscal year 2008 and page 16 for Outstanding Equity Awards at Fiscal Year-End.

(3)	Effective March 1, 2008, Mr. Arnesen voluntarily resigned his position with the Company.

(4)
Includes (a) options to purchase 31,667 shares of common stock held by Mr. Jayroe exercisable as of February 20, 2009 or within 60 days thereafter, (b) 3,334 shares of common stock owned by Christine Jayroe, (c) 3,334 shares of common stock owned by Hunter Jayroe, (d) 3,334 shares of common stock owned by Haley Jayroe and (d) 14,000 shares of common stock owned by The Jayroe Foundation.

(5)	Includes options to purchase 25,000 shares of common stock held by Mr. Juliano exercisable as of February 20, 2009 or within 60 days thereafter.

(6)	Includes options to purchase 21,666 shares of common stock held by Mr. Ricci exercisable as of February 20, 2009 or within 60 days thereafter.

(7)	Includes options to purchase 21,666 shares of common stock held by Mr. White exercisable as of, February 20, 2009 or within 60 days thereafter.

(8)	Includes options to purchase 28,333 shares of common stock held by Mr. Sherlock exercisable as of February 20, 2009 or within 60 days thereafter.

(9)
Includes options to purchase 89,333 shares of common stock held by Mr. Kohn exercisable as of February 20, 2009 or within 60 days thereafter.  See page 12 for Grants of Plan-Based Awards during fiscal year 2008 and page 16 for Outstanding Equity Awards at Fiscal Year-End.

(10)
Includes options to purchase 70,000 shares of common stock held by Mr. East exercisable as of February 20, 2009 or within 60 days thereafter.  See page 12 for Grants of Plan-Based Awards during fiscal year 2008 and page 16 for Outstanding Equity Awards at Fiscal Year-End.

(11)
Includes options to purchase 66,667 shares of common stock held by Mr. Brennan exercisable as of February 20, 2009 or within 60 days thereafter.  See page 12 for Grants of Plan-Based Awards during fiscal year 2008 and page 16 for Outstanding Equity Awards at Fiscal Year-End.

(12)
Includes: (i) 424,802 shares of common stock held by Wynnefield Partners Small Cap Value, L.P. (“WPSCV”), (ii) 611,000 shares of common stock held by Wynnefield Partners Small Cap Value, L.P. I (“WPSCVI”), (iii) 674,000 shares of common stock held by Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”) and (iv) 9,200 shares of common stock held by Profit Sharing and Money Purchase Plans, Inc. (the “Plan”).

Wynnefield Capital Management, LLC (“WCM”), a New York limited liability company, is the sole general partner of WPSCV and WPSCVI, private investment companies organized as limited partnerships under the laws of the State of Delaware, and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and has the sole power to direct the voting and disposition, of the shares of the Company’s common stock that WPSCV and WPSCVI beneficially own. Messrs. Nelson Obus and Joshua Landes are the co-managing members of WCM and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and each of Messrs. Obus and Landes shares with the other the power to direct the voting and disposition, of the shares of the Company’s common stock that WCM may be deemed to beneficially own.

Wynnefield Capital, Inc. (“WCI”) is the sole investment manager of WSCVOF, a private investment company organized under the laws of the Cayman Islands, and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares of the Company’s common stock that WSCVOF beneficially owns. Messrs. Obus and Landes are executive officers of WCI and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and each of Messrs. Obus and Landes, as executive officers of WCI, shares with the other the power to direct the voting and disposition of the shares of the Company’s common stock that WCI may be deemed to beneficially own.

The Plan is an employee profit sharing plan organized under the laws of the State of Delaware. Mr. Obus is the portfolio manager for the Plan and, accordingly, Mr. Obus may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and has the sole power to direct the voting and disposition, of the shares of the Company’s common stock that the Plan may be deemed to beneficially own.

(13)	Includes options to purchase 587,665 shares of common stock.

PROPOSAL 1

APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, and recommends the approval of the Company’s proposed 2009 Equity Incentive Plan (“2009 Plan”) under which options, stock appreciation rights and restricted stock grants may be granted (each, an “Award”).

We believe that our traditional policy of providing equity incentives to employees, non-employee directors and consultants has been a material factor in our ability to attract, retain and motivate managerial and professional personnel as well as non-employee directors.  The 2009 Plan is intended to replace the 1999 Stock Option Plan (the “1999 Plan”) which expired in January 2009.  No further grants may be made under the 1999 Plan, and therefore, the adoption of the 2009 Plan is necessary to enable the Company to continue to use equity awards as a part of its compensation program.  We continue to believe that equity incentive awards are an important aspect of our compensation program, as stock ownership in the Company directly aligns the interests of our personnel and directors with those of our shareholders, providing a significant incentive to build shareholder wealth.  The 2009 Plan is similar to the 1999 Plan in most respects, and continues to provide for Awards which may be made subject to time based or performance based vesting.  The following description of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated by reference herein.

Administration

The 2009 Plan shall be administered by the Compensation Committee of the Board.  Subject to the terms and conditions of the 2009 Plan, the Compensation Committee is authorized to determine to whom among the eligible persons Awards shall be granted, the number of Shares covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or a NSO.  In addition the Compensation Committee has authority to interpret and specify rules and regulations relating to the 2009 Plan.

Eligibility

All of our and our subsidiaries’ employees and consultants, our non-employee directors, as well as persons who have accepted offers of employment with the Company, are eligible to participate in the 2009 Plan.  Currently we have six non-employee directors and 77 employees.

Shares Available for Issuance

If the 2009 Plan is approved by our shareholders, the number of shares with respect to which Awards may be granted under the 2009 Plan is 1,750,000 Shares.  The following Shares may also be used for issuance of Awards under the 2009 Plan: (i) Shares which are forfeited under a Stock Grant issued under the 2009 Plan; and (ii) Shares which are allocable to the unexercised portion of an Option issued under the 2009 Plan which has expired or been terminated.  Each Share associated with an Award will count as one Share against the total number of shares available for issuance under the 2009 Plan, provided that each Share associated with a Tandem SAR and the associated Option will only count as one Share against the total number of shares available for issuance under the 2009 Plan.

Per-Person Award Limitations

Under the 2009 Plan, the number of Shares with respect to which Awards may be granted to any employee shall not exceed 250,000 during any calendar year.

Types and Terms of Awards

The Compensation Committee is authorized to grant the following types of awards under the 2009 Plan: Stock Options (“Options”), including Incentive Stock Options (“ISOs”) and Options not intended to qualify as ISOs (“NSOs”); Stock Appreciation Rights (“SARs”); and Restricted Stock Grants (“Stock Grants”).

           Options.  The Compensation Committee is authorized to grant Options, including ISOs, which can result in potentially favorable tax treatment to the option holder, and NSOs.  The exercise price of an Option is determined by the Compensation Committee at the time of grant and may not be less than the fair market value of the Shares on the date the Option is granted.  The term of Options granted to employees may not exceed ten years.  The exercise price of Options is payable in cash, in Shares or in a combination of the two, as set forth in the individual Award agreement.

           SARs.  SARs grant the holder a right to receive an amount payable in cash or stock equal to the appreciation in price of our Shares over a specified time period.  SARs may be granted alone or in tandem with Options.  SARs will have a maximum term of ten years and an exercise price of not less than the fair market value of a Share on the date of the SAR grant.  No dividends or dividend equivalents will be paid under SARs.

           Restricted Stock Grants.  Stock Grants are grants of restricted stock which vest upon the satisfaction of conditions, which may be based on performance factors or continued service for a specified period of time as determined by the Compensation Committee and set forth in an individual Award agreement.  The individual Award agreement will also specify appropriate consideration for the Stock Grant and a Stock Grant may be issued for no cash or a minimal cash consideration as required by applicable law.

           General Limitations on Post-Termination Exercisability of Awards.  Generally, unless otherwise provided in the Award Agreement, in the event of a termination of service of an employee, director or consultant for any reason other than death, Disability or Retirement (as such terms are defined in the 2009 Plan), Options and SARs, to the extent exercisable, will remain exercisable for three months from the termination date or until the expiration of the stated term of such Option, whichever period is shorter.  The 2009 Plan provides special rules for vesting and exercisability of options and SARs upon a termination of service as a result of death,

Disability or Retirement as defined in the Plan.  Unless otherwise provided by the Compensation Committee, in the event of termination of service for any reason other than death of an employee (in which case time-based conditions are deemed satisfied), Stock Grants are forfeited on the date of termination of service to the extent the conditions applicable to such Stock Grants have not been satisfied.  Additionally, the 2009 Plan provides for a Grantee to forfeit all Awards in the event of a finding by the compensation Committee of fraud, theft or a violation of confidentiality obligations to the Company or if the Grantee engages in competition with the Company.

Other Provisions

           Change in Control or Dissolution.  If Awards remain outstanding under the 2009 Plan following a Change in Control (as defined in the 2009 Plan), all unvested Awards granted prior to the effective date of the Change in Control will vest in full upon a Qualified Termination (as defined in the 2009 Plan) of the employment of an employee or the termination of service to the Company by a non-employee director or consultant within three years after the Change in Control.  If Awards do not remain outstanding following the Change in Control and are not replaced with substitute awards of substantially the same value and subject to substantially the same terms, including the vesting schedule and provision for the immediate vesting upon a Qualified Termination of an employee’s employment or the termination of service by the Company of a non-employee director or consultant within three years after the date of grant of the substitute award, all Awards which have not been replaced with such substitute awards will immediately vest upon the effective date of the Change in Control.  Upon a dissolution of the Company, all outstanding Awards will immediately vest.  In addition, upon a Change in Control or a dissolution, the Board of Directors may cancel any outstanding portion of an Award in consideration for granting the right to receive a cash payment equal to the per share consideration received by the shareholder in connection with such event less the exercise price applicable to such Award.  Any other outstanding Awards, other than Stock Grants, not exercised or cancelled upon such an event will be terminated.

           Amendments, Adjustments & Termination.  The Board of Directors may modify, amend or terminate the 2009 Plan, so long as that action does not impair any Grantee’s rights under any outstanding Award without the consent of such affected Grantee.  The Board may not amend the 2009 Plan without the approval of the shareholders, to the extent such approval is required under applicable stock exchange and SEC rules.  In the event of a change to our capitalization, the Compensation Committee has authority to make adjustments, if any, as it deems appropriate and pursuant to applicable laws requiring shareholder approval.  The 2009 Plan terminates on February 23, 2019 unless earlier terminated by the Board.  No Awards will be granted under the 2009 Plan after termination of the 2009 Plan; however, the term and exercise of Awards granted before termination of the 2009 Plan may extend beyond the termination date.

Federal Income Tax Consequences

           The following is a general explanation of the U.S. federal income tax consequences to Grantees under the 2009 Plan who are subject to tax in the United States.  The following is intended for the general information of shareholders considering how to vote with respect to the 2009 Plan and not as tax guidance to participants in the 2009 Plan.  The following is not intended to be complete and does not take into account federal employment taxes or state, local or foreign tax implications.  Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.  In addition, different tax rules may apply in light of variations in transactions that are permitted under the 2009 Plan (such as payment of the exercise price by surrender of previously owned shares).

           Incentive Stock Options (“ISOs”).  Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year and the maximum number of ISOs that can be awarded under the 2009 Plan, an individual can receive an unlimited number of ISOs during any calendar year.  However, the aggregate fair market value (determined at the time of option grant) of shares with respect to which ISOs first become exercisable by a Grantee during any calendar year (under all of the Company’s Plans) cannot exceed $100,000.  ISO tax treatment is denied by the Internal Revenue Code of 1986, as amended (the “Code”) to any options in excess of that dollar limit.

           The grant and exercise of an ISO will not result in income for the Grantee or an income tax deduction for the Company.  (However, the excess of fair market value of the shares on the exercise date over the exercise price is an item of tax preference, potentially subject to the alternative minimum tax.)  The sale or other taxable disposition of shares acquired upon an ISO exercise will not result in ordinary income by the Grantee if the Grantee (i) does not dispose of the shares within two years from the date of option grant or within one year from the date of option exercise, and (ii) the Grantee is an employee of the Company or one of its subsidiaries from the date of option grant and through the date which is three months before the exercise date (the “Holding Requirements”).  If the Holding Requirements are met, gain realized on the sale or other taxable disposition of the shares will be subject to tax as long-term capital gain and the Company would not be entitled to any income tax deduction.

           If the Grantee disposes of shares acquired upon the ISO exercise without satisfaction of the Holding Requirements, the disposition will be a “disqualifying disposition” and the Grantee will recognize at the time of such disposition (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the shares on the date of exercise or (b) the amount realized on such disposition, and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the shares on the date of exercise.  Notwithstanding the foregoing, if the Grantee dies prior to the option exercise but the Grantee was an employee of the Company or one of its subsidiaries from the date of option grant and through the date which is three months before the date of death, then the Holding Requirements will not apply to a sale or other taxable disposition of the shares by the estate of the Grantee or by a person who acquired the option from the Grantee by bequest or inheritance.  The Company generally will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Grantee at the time such income is recognized.

           Non-Incentive Stock Options (“NSOs”).  Subject to the limit with respect to the maximum Award that may be granted to any individual in any calendar year, there is no limit on the aggregate fair market value of stock covered by NSOs that may be granted to a Grantee or on the aggregate fair market value of NSOs that first become exercisable in any calendar year.  Generally, the Grantee will not recognize income and no income tax deduction will be allowed to the Company upon the grant of an NSO.  Upon the exercise of an NSO, the Grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of option exercise over the exercise price, and the Company generally will be entitled to an income tax deduction in the same amount.  The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.  Any difference between the higher of such fair market value or the option exercise price and the price at which the Grantee sells the shares will be taxable as short-term or long-term capital gain or loss.

           Stock Appreciation Rights (“SARs”).  A Grantee should not be taxed at the time an SAR is granted nor should the Company receive an income tax deduction with respect thereto.  Upon exercise of an SAR, the Grantee will recognize ordinary income (treated as compensation) in an amount equal to the cash or the fair market value of the shares received.  The Company generally will be entitled to a corresponding income tax deduction at the time that the Grantee recognizes the ordinary income.  The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

           Stock Grants.  A Grantee receiving a Stock Grant subject to time or performance-based vesting conditions will not recognize any income at the time of grant in the absence of a Section 83(b) election (described below).  The Grantee generally will recognize ordinary income at the time the vesting conditions expire, in an amount equal to the excess of the fair market value of the shares on that date over the amount (if any) paid by the Grantee for the shares.  For purposes of determining gain or loss on a sale of the shares, (i) the Grantee's tax basis in the shares will be equal to the amount included in income upon the expiration of the vesting conditions plus the amount (if any) paid for the shares, and (ii) the Grantee's holding period for the shares will begin when the vesting conditions expire.  Any sale or other disposition of the shares will result in long-term or short-term capital gain or loss.  With respect to a Stock Grant that is subject to time or performance-based vesting conditions, a Grantee may be able to make an election under Section 83(b) of the Code to be taxed at the time of the Stock Grant.  In that event the Grantee would recognize as ordinary income the excess of the fair market value of the shares (determined without regard to the vesting conditions) as of the date of grant over the amount (if any) paid by the Grantee for the shares and the Grantee’s holding period would begin at the time of the Award.  The Company generally will be entitled to a corresponding income tax deduction at the time ordinary income is recognized by the Grantee.  The Company will be required to ensure that any applicable withholding and payroll tax requirements are satisfied.

           Section 162(m) Limit.  Under Section 162(m) of the Code, the Company is not entitled to an income tax deduction for compensation paid to any of the Company’s five most highly compensated executive officers that is in excess of $1 million per year, unless such compensation is “performance-based compensation.”  The 2009 Plan has been structured with the intent that Awards granted under the 2009 Plan may meet the requirements for performance-based compensation under Section 162(m) of the Code, including compensation derived from the exercise of Options and SARs (if granted at a fair market value exercise price) and other Awards that are granted, vest or become exercisable upon the achievement of pre-established, objectively determinable targets based on performance criteria.  Awards which satisfy these standards generally should be deductible as performance-based compensation and should not be subject to the limitation on deductibility under Section 162(m) of the Code.

           Section 409A.  Section 409A of the Code does not apply to ISOs, NSOs and SARs that are issued at fair market value (provided there is no deferral of income beyond the exercise or settlement date) or to Stock Grants.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN AS DESCRIBED IN PROPOSAL 1.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors consists of four non-employee directors: Messrs. White, Sherlock, Jayroe and Ricci, each of whom is independent as defined in the listing standards of the Exchange.  The Compensation Committee reviews and approves salaries and incentive compensation, including grants of equity awards, for the Company’s executive officers.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been or is an officer or employee of the Company.  None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee.  No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee report by reference therein.

The Compensation Committee has reviewed and discussed with management, among other things, the section of this Proxy Statement captioned “Compensation Discussion and Analysis.”  Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Wayne H. White, Chairman
William G. Jayroe
Francis M. Ricci
William J. Sherlock

Compensation Discussion and Analysis

Overview and Philosophy

The key objectives of the Company’s executive compensation program is to attract, retain and motivate well-qualified executives, and motivate the highest quality of management talent available, who will support the rapid growth and development of our Company in a dynamic industry. Furthermore, the Company’s executive compensation program is designed:

•	To reflect, in large part, the value created for shareholders;
•	To offer fair and competitive annual base salaries consistent with similarly situated companies of the same size in the gaming industry;
•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and
•	To encourage long-term performance through the use of long-term incentives, such as stock options, that align the interests of employees and shareholders.

The Compensation Committee of the Company’s Board of Directors administers all plans and programs connected with compensation of the Company’s senior executives and directors. The Company’s business plans and strategic objectives are generally presented by the Company’s management at the annual Board of Directors’ meeting.  The Board of Directors engages in an active discussion concerning the financial and development targets, the appropriateness of the strategic objectives, and the difficulty in achieving same.  In establishing the compensation plan, our Compensation Committee then utilizes the primary objectives from the adopted business and development plans as the primary targets for determining the executive officers’ annual incentives and long-term incentive compensation.

The Chief Executive Officer makes recommendations to the Compensation Committee for the actual incentive compensation for all other executives based on actual performance of the Company relative to the existing targets as well as on individual performance, and recommends the executives’ base salary levels for the coming year. The Compensation Committee considers these recommendations generally at the end of each fiscal year in determining its recommendations to the Board of Directors which will determine the annual and long-term incentive compensation for each executive as well as for the executive’s base salary level. The actual incentive compensations awarded to each executive are ultimately subject to the discretion of the Compensation Committee and the Board of Directors.

Information concerning the Compensation Committee, its current members, and its charter is provided under the caption “Compensation Committee.”

Elements of Compensation

There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;
•	Annual incentive compensation; and
•	Long-term incentive compensation.

Annual Base Salaries

Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s executive officers during the fiscal year, subject to the approval of the Board of Directors. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole, and current market conditions and competitive salaries of executives with similarly situated companies of the same size in the gaming industry.  The Compensation Committee intends the annual base salaries of our named executive officers (the “NEOs”) to provide a minimum level of compensation for highly qualified executives. The Compensation Committee believes that the annual base salaries of our NEOs in total approximate the market median for salaries that peer group companies pay to similar officers and that this positioning is appropriate to support our objective of aligning pay with performance.

Annual Incentive Compensation

The Compensation Committee intends that annual bonuses paid to our NEOs will reward them for the achievement of successful financial performance over a relatively short period of time. In addition, the Compensation Committee believes that it is important to recognize and reward NEOs for successfully supporting the Company’s growth and development. Payment of annual bonuses to our NEOs is discretionary. For the fiscal year ended April 27, 2008, each NEO was paid $10,000 under the Company’s annual incentive compensation plan.

Long-Term Incentive Compensation

The Compensation Committee believes that employee stock ownership is a significant incentive in building shareholder wealth and aligning the interests of employees and shareholders. Stock options will only have value if the Company’s stock price increases. All of the equity awards granted during the 2008 fiscal year were granted under the 1999 Stock Option Plan (“1999 Plan”) which was adopted by the Board and subsequently approved by shareholders at the 1999 Annual Meeting of Shareholders and amended at the 2002 Annual Meeting of Shareholders and the 2004 Annual Meeting of Shareholders. The 1999 Plan authorizes the Compensation Committee to award stock options, SARs and restricted stock awards to employees, including executive officers and other key employees at exercise prices, vesting schedules and on other terms established by the Compensation Committee.  During the 2008 fiscal year, only options were awarded under the 1999 Plan.

The Compensation Committee believes that unvested stock options represent a significant tool to encourage retention of highly qualified executives. The vesting period of stock options encourages our executives to focus on the Company’s long-term development and creates greater likelihood that our executives to remain with the Company rather than looking for other opportunities.

The Compensation Committee generally considers stock option grants at the time an executive enters into an employment relationship with the Company while the granting usually occurs on the executive’s date of hire, anniversary date or the date of a regularly scheduled meeting of the Company’s Board of Directors.

Subsequent to the 2008 fiscal year end, in January 2009, the 1999 Plan expired by its terms.  Accordingly, no additional equity awards may be made under that plan.  On February 24, 2009, the Board of Directors approved the 2009 Equity Incentive Plan (the “2009 Plan”) and is requesting that the shareholders approve the 2009 Plan at this meeting.  If the 2009 Plan is approved by the shareholders, the Compensation Committee intends that future awards will be granted under that plan.  A full description of the terms of the 2009 Plan is included in Proposal 1 of this Proxy Statement under the heading, “Approval of the 2009 Equity Incentive Plan.”

Change in Control Payments

The employment agreements the Company has entered into with certain of our executives provide that they will receive certain payments if the Company undergoes a change in control. The Compensation Committee believes that the prospect of such a change in control would likely result in the executives facing personal uncertainties and distractions regarding the possible effects of such occurrence. The objective of providing pre-defined change in control benefits to our executives is to allow them to focus solely on the best interests of our shareholders in the event of any possible, threatened or pending change in control. These change in control benefits serve as an important retention tool to ensure that personal interests or uncertainty regarding job security do not dilute our executives complete focus on promoting shareholder value during any transition period related to a change in control. The details of such arrangements are discussed in detail in the “Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements” section provided below.

All Other Compensation

Other compensation for our executives includes matching contributions to the Company’s 401(k) plan, premium payments for the medical benefits plan offered by the Company and perquisites.

Policy Concerning Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the proxy statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its shareholders. With a view toward enabling the Compensation Committee to structure equity awards to be fully deductible, the Company’s 1999 Plan and the 2009 Plan which is being submitted to shareholders for approval at this meeting provide for awards which are intended to qualify under Section162(m) as performance based awards.  The Company is not currently compensating any executive officers at levels that would cause this annual limitation on corporate federal tax deductions to apply and has no current plans to do so.  Accordingly, other than the provisions in its equity incentive plans, the Compensation Committee has not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. If it appears that any executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, the Compensation Committee will review whether such payments should be structured as to qualify as deductible performance-based compensation.

Compensation of Executive Officers and Other Matters

Summary Compensation Table

The following table provides information about compensation during our fiscal years ended April 29, 2007 and April 27, 2008 of our Principal Executive Officer, our Principal Financial Officer plus our three most highly compensated executive officers as of the end of fiscal years 2007 and 2008 and Mr. John Arnesen, who resigned as President of the Company effective March 1, 2008. This group is referred to in this proxy statement as the Named Executive Officers or NEOs.

NAME AND PRINCIPAL POSITION	FISCAL YEAR ENDED APRIL 27, 2008 YEAR (1)	SALARY $	BONUS $	OPTION AWARDS ($) (2)	ALL OTHER COMPENSATION $ (3) (4) (5) (6)	TOTAL PAY $
Robert B. Sturges	2008	360,192	10,000	184,687	36,004	590,883
CEO	2007	146,769	—	112,167	152,148	411,084

John Arnesen	2008	273,750	—	66,845	18,406	359,001
Former President and Chief Operating Officer	2007	319,000	—	90,370	9,000	418,370

James J. Kohn	2008	238,077	10,000	50,224	9,000	307,301
Executive Vice President and CFO	2007	107,692	—	19,474	18,453	145,619

Ernest E. East	2008	238,077	10,000	48,998	9,000	306,075
Sr. Vice President and General Counsel

Donald A. Brennan	2008	165,467	10,000	22,437	21,108	219,012
VP — Development	2007	151,358	—		3,745	155,103

(1)	Compensation data for fiscal year 2008 includes the period April 30, 2007 through April 27, 2008. Compensation data for fiscal year 2007 includes the period May 1, 2006 through April 29, 2007.
(2)
The amounts in this column reflect the compensation costs recognized for financial statement reporting purposes for the fiscal year 2008 ended April 27, 2008 and fiscal year 2007 ended April 29, 2007, in accordance with SFAS No. 123(R) of awards pursuant to the Company’s 1999 Plan. Assumptions used in the calculation of this amount for fiscal year ended April 27, 2008 are included in Footnote 10 to the Company’s audited financial statements for the fiscal year end April 27, 2008, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on July 28, 2008.

(3)	Consists of car allowances for each Named Executive Officer and premiums paid with respect to Mr. Brennan’s life insurance policy.
(4)
Mr. Sturges’ other compensation includes $14,400 for his flight allowance for himself and his spouse and $12,604 for Mr. Sturges’ housing in the Company’s furnished corporate apartment in Houston pursuant to his employment agreement. In fiscal year 2007, Mr. Sturges’ other compensation included $132,740 of consulting fees prior to his employment as CEO.

(5)
Mr. Arnesen’s other compensation includes $10,791 for the Company’s matching contributions to his 401(k) savings plan. Effective March 1, 2008, Mr. Arnesen voluntarily terminated his employment with the Company, at which time he forfeited all stock options granted to him during his employment with the Company.

Grants of Plan-Based Awards Table

The following table sets forth all plan-based awards to our Named Executive Officers during fiscal year ended April 27, 2008. The equity awards granted in the fiscal year 2008 identified in the table below are also reported in the table “Outstanding Equity Awards at Fiscal Year-End.”

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Robert B. Sturges	08/30/2007 01/23/2008	200,000 100,000	1.65 1.20	168,278 84,130
John A. Arnesen (3)	08/30/2007	60,000	1.65	50,483
James J. Kohn	08/30/2007 04/22/2008	60,000 70,000	1.65 1.14	50,483 58,891
Ernest E. East	08/30/2007	60,000	1.65	50,483
Donald A. Brennan	08/30/2007	40,000	1.65	33,656

(1)
Stock options granted to the Named Executive Officers were granted under the Company’s 1999 Plan and vest over three years, with approximately 1/3 of the shares subject to such option grant vesting on the grant date and on each anniversary thereafter, with the exception of the 8/30/2007 option grant to Mr. Sturges which vests over three years, 1/3 vesting on January 23, 2008, the date he waived his right to voluntarily terminate his employment with the Company, and the balance on the first two anniversaries thereafter.

(2)
For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of stock-based compensation contained in Note 10 to the Company’s audited financial statements for the fiscal year end April 27, 2008, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on July 28, 2008, which note is incorporated herein by reference.

(3)	Effective March 1, 2008, Mr. Arnesen voluntarily terminated his employment with the Company, at which time he forfeited all stock options granted to him during his employment with the Company.

Compensation of the Chief Executive Officer

Mr. Robert B. Sturges was elected to the position of Chief Executive Officer on October 10, 2006. For the fiscal year ended April 29, 2007, Mr. Sturges’ base salary was $350,000 which was increased to $400,000 pursuant to the Second Amendment to Employment Agreement between Mr. Sturges and the Company entered into on January 23, 2008. For the fiscal year 2008, Mr. Sturges was paid a $10,000 bonus.

The Compensation Committee established the annual base salary and other terms of Mr. Sturges’ compensation based on Mr. Sturges’ past performance record, his status in the gaming industry and his experience and leadership abilities. The Compensation Committee concluded that Mr. Sturges’ compensation, including stock option grants, significantly benefits the Company and its shareholders by securing Mr. Sturges’ services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements

Robert B. Sturges

Mr. Robert B. Sturges has an employment agreement with the Company entered into on November 27, 2006 and most recently amended on January 23, 2008.  The employment agreement continues until January 23, 2011 unless terminated earlier as provided in the agreement.  The base salary is $400,000 plus housing in the Company’s furnished corporate apartment in Houston and a monthly flight allowance of $1,200 for airline tickets during the term of the agreement.  In addition, Mr. Sturges receives a monthly auto allowance of $750.  Mr. Sturges is eligible for an annual performance bonus of up to 50% of his annual salary for achieving reasonable goals related to profitability established by the Board of Directors and/or the Compensation Committee.

Either party may terminate the agreement by giving 90 days prior written notice to the other party. If Mr. Sturges’s employment is terminated by the Company “without cause,” he will be entitled to receive 12 months salary, paid in monthly installments, plus a pro-rated annual bonus. If Mr. Sturges’s employment is terminated by the Company as a result of Mr. Sturges’s inability to perform his position, Mr. Sturges is entitled to be paid his salary, accrued vacation, and fringe benefits for one year and to the immediate vesting of any stock options that would otherwise vest in accordance with their terms within one year after such termination.  In the event of a “change of control,” Mr. Sturges is entitled to a lump sum amount equal to the unpaid balance of Mr. Sturges’ salary, a pro-rated performance bonus if one was otherwise due to him (at the same rate as for the immediately preceding fiscal year), accrued vacation and fringe benefits remaining during the term of his employment agreement and to the immediate vesting of all outstanding stock options granted to him.  If Mr. Sturges terminates his employment for any other reason, Mr. Sturges shall be entitled to be paid his salary for a period of six months plus a pro-rated portion of his annual performance bonus.

On October 12, 2006, Mr. Sturges was granted an option to purchase 100,000 shares of common stock of the Company, at an exercise price of $4.87 per share, all of which was vested as of the filing of this proxy statement. The options expire on the tenth anniversary date of the grant and are subject to the terms and conditions of the Company’s 1999 Plan. On August 30, 2007, Mr. Sturges was granted a stock option to purchase 200,000 share of common stock of the Company at an exercise price of $1.65 per share, which as of the filing of this proxy statement, 133,332 shares have vested and 66,667 shares are scheduled to vest on January 23, 2010.  On January 23, 2008, a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $1.20 per share was granted to Mr. Sturges, of which as of the filing of this proxy statement, 66,666 shares have vested  and  33,334 are scheduled to vest on January 23, 2010. The options expire on the fifth anniversary date of each grant and are subject to the terms and conditions of the 1999 Plan.

James J. Kohn

Mr. James J. Kohn's employment agreement was effective October 23, 2006 and amended effective April 23, 2008. The term of the agreement is through April 22, 2011 unless terminated earlier as provided in the agreement. Mr. Kohn’s base salary is $275,000. Mr. Kohn also receives a monthly auto allowance of $750.00.  Mr. Kohn is entitled to an annual performance bonus of 25% of his then current annual salary if the financial targets, and 25% of his then current annual salary if the strategic targets, set by the Compensation Committee for that fiscal year have been achieved. Mr. Kohn will also receive certain benefits related to his relocation, including a tax equalization allowance related to his relocation expenses.

If Mr. Kohn’s employment is terminated by the Company “without cause,” Mr. Kohn is entitled to (i) a lump sum payment equal to six-month’s of  his salary (including pro-rated performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement), plus (ii) commencing six months following such termination and continuing until the end of the term of his employment agreement (subject to certain limitations), a continuation of his salary payments (at the rate last conferred upon him), (iii) a performance bonus (if one was otherwise due to him at the same achievement rate as in the preceding fiscal year), and (iv) the immediate vesting of all of his stock options.  If Mr. Kohn’s employment is terminated by the Company as a result of Mr. Kohn’s inability to perform his position, Mr. Kohn is entitled to be paid his salary, accrued vacation, and fringe benefits for one year and to the immediate vesting of any stock options that would otherwise vest in accordance with their terms within one year after the termination date.  If the Company relocates its headquarters more than one-hour driving distance, Mr. Kohn is entitled to terminate his employment agreement and receive, payable in 12 equal monthly installments, an amount equal to the unpaid balance of his salary, performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement. In the event of a “change of control,” Mr. Kohn is entitled to payment of an amount equal to the unpaid balance of his salary, performance bonus, accrued vacation and fringe benefits for the remaining term of his employment agreement, which will be payable to him over twelve equal installments, and to the immediate vesting of all of his stock options.  In the event of any of the foregoing terminations of Mr. Kohn’s employment, he is entitled to be paid reasonable relocation expenses to a new residence.

On October 23, 2006, Mr. Kohn was granted options to purchase 26,000 shares of common stock in the Company, at an exercise price of $3.79 per share. As of the filing of this proxy statement these options had fully vested.  On August 30, 2007, Mr. Kohn was granted a stock option to purchase 60,000 shares of common stock of the Company at an exercise price of $1.65 per share, of which as of the filing of this proxy statement, 40,000 shares had vested and 20,000 are scheduled to vest on August 30, 2009.  On April 22, 2008, a stock option to purchase 70,000 shares of common stock of the Company at an exercise price of $1.14 per share was granted to Mr. Kohn, of which 23,333 shares vested immediately, 23,333 are scheduled to vest on April 22, 2009 and 23,334 are scheduled to vest on April 22, 2010. The options expire on the fifth anniversary of their grant dates and are subject to the terms and conditions of the 1999 Plan.

Ernest E. East

Mr. Ernest E. East has an employment agreement with the Company which was amended on April 14, 2008. The term of the agreement is through January 8, 2011 unless terminated earlier as provided in the agreement. Mr. East’s base salary is $250,950. Mr. East also receives a monthly auto allowance of $750.00.  Mr. East is entitled to receive an annual performance bonus of 25% of his then-current annual salary, if certain strategic and financial goals set by the Compensation Committee for the fiscal year have been achieved and 25% of his then-current annual salary if Mr. East significantly reduces outside legal expenses and makes significant progress in disposing of the Company’s non-core assets. Mr. East also received certain benefits related to his relocation, including a $7,500 relocation payment and temporary housing for a period of three months.

If Mr. East’s employment is terminated by the Company “without cause,” Mr. East is entitled to (i) a lump sum payment equal to six-month’s of  his salary (including pro-rated performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement), plus (ii) commencing six months following such termination and continuing until the end of the term of his employment agreement (subject to certain limitations), a continuation of his salary payments (at the rate last conferred upon him), (iii) a performance bonus (if one was otherwise due to him at the same percentage rate as in the preceding fiscal year), and (iv) the immediate vesting of all of his stock options.  If Mr. East’s employment is terminated by the Company as a result of Mr. East’s inability to perform his position, Mr. East is entitled to be paid his salary, accrued vacation, and fringe benefits for one year and to the immediate vesting of any stock options that would otherwise vest in accordance with their terms within one year after the termination date.  If the Company relocates its headquarters more than one-hour driving distance, Mr. East is entitled to terminate his employment agreement and receive, payable in 12 equal monthly installments, an amount equal to the unpaid balance of his salary, performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement. In the event of a “change of control,” Mr. East is entitled to payment of an amount equal to the unpaid balance of his salary, performance bonus, accrued vacation and fringe benefits for the remaining term of his employment agreement, which will be payable to him over twelve equal installments, and to the immediate vesting of all of his stock options.  In the event of any of the foregoing terminations of Mr. East’s employment, he is entitled to be paid reasonable relocation expenses to a new residence.

On January 8, 2007, Mr. East was granted an option to purchase 30,000 shares of common stock in the Company, at an exercise price of $3.24 per share. As of the filing of this proxy statement all of these options had fully vested.  The options expire on the fifth anniversary date of the Mr. East’s employment agreement and are subject to the terms and conditions of the 1999 Plan. On August 30, 2007, Mr. East was granted a stock option to purchase 60,000 shares of common stock of the Company at an exercise price of $1.65 per share, of which 20,000 shares immediately vested, 20,000 vested on August 30, 2008 and 20,000 are scheduled to vest on August 30, 2009. The options expire on the fifth anniversary date of the grant and are subject to the terms and conditions of the 1999 Plan.

For each of the abovementioned NEOs, if the Company terminates the NEO’s employment for “cause,” his employment agreement provides for a payment of only salary, vacation, and fringe benefits through the date of termination, and any unvested stock options are forfeited. Finally, all employment agreements contain provisions protecting the Company’s confidential information and precluding a NEO from competing with the Company for a period of one year (or the balance of the employment term if shorter) following the termination of his employment.

Table Showing Benefits of a Termination without Cause or by Good Reason Other Than in Connection with a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of the current executive officers named in the Summary Compensation Table in the event of a termination by the Company without cause or by the employee for good reason other than in connection with a change in control. The amounts in the table assume that the termination took place on April 27, 2008. The closing price of the Company’s common stock on such date was $1.14.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)	Value of Medical Continuation ($) (b)	Gross-Up Amount ($)	Total ($)
Robert B. Sturges	400,000	193,799	—	—	593,799
Ernest E. East	673,077	133,508	13,637	—	820,222
James J. Kohn	819,712	134,565	13,637	—	967,914

(a)
These amounts include cash severance payments mandated by each executive officer’s employment agreement including accrued vacation and auto allowance. Mr. Sturges’ cash severance also includes flight allowance.  In the event of a termination without cause, Mr. Sturges will receive 12 months salary paid in monthly installments. In the event of termination without cause, Mr. East and Mr. Kohn each are entitled to a lump sum amount equal to six months of their respective salaries (plus prorated performance bonus, accrued vacation and fringe benefits remaining during the term of his respective employment agreement) and, beginning six months after the termination and continuing until the end of the term of his respective employment agreement, each of them is entitled to receive his then annual salary payable in accordance with the Company’s general payroll practices.

(b)
These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost and incremental costs for the portion of the insurance premiums that the Company pays. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Table Showing Benefits of a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of the current executive officers named in the Summary Compensation Table in the event of a termination in connection with a change in control event and, where applicable, a second triggering event. The amounts in the table assume that the triggering event took place on April 27, 2008. The closing price of the Company’s common stock on such date was $1.14.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)	Value of Medical Continuation ($) (b)	Gross-Up Amount ($)	Total ($)
Robert B. Sturges	1,084,615	478,301	—	—	1,562,916
James J. Kohn	819,712	134,565	13,637	—	967,914
Ernest E. East	673,077	133,508	13,637	—	820,222

(a)
These amounts include cash severance payments mandated by each executive officer’s employment agreement including accrued vacation and auto allowance. Mr. Sturges’ cash severance also includes a flight allowance.

(b)
These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost and incremental costs for the portion of the premiums that the Company pays. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Outstanding Equity Awards at Fiscal Year-End

The table below presents information on the outstanding equity awards held by the Named Executive Officers as of April 27, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert B. Sturges	70,000 66,666 33,333	30,000 133,334 66,667	4.87 1.65 1.20	10/12/2016 08/30/2012 01/23/2013
Ernest E. East	20,000 20,000	10,000 40,000	3.24 1.65	01/08/2012 08/30/2012
James J. Kohn	16,000 20,000 23,333	10,000 40,000 46,667	3.79 1.65 1.14	10/23/2011 08/30/2012 04/22/2013
Donald A. Brennan	30,000 10,000 13,333	— — 26,667	14.19 11.40 1.65	02/26/2009 09/08/2009 08/30/2012

(a)
The option awards were granted pursuant to the 1999 Plan. During the fiscal year ended April 27, 2008, no stock options were exercised by the Named Executive Officers. Based on the exercise price of the options held as of April 27, 2008 by the Named Executive Officers there were no “In-the-Money Options” held by the Named Executive Officers on that date. The fair market value of our common stock on April 27, 2008 was $1.14 per share.

Director Compensation

Director Fees

The Company’s independent directors receive an annual fee of $16,000 plus $1,000 for each Board of Directors meeting attended for services they provide as directors or members of Board committees. The independent Chairman of the Board of Directors and the Chair of the Audit Committee receive an annual fee of $31,000 plus $1,000 for each Board of Directors meeting attended. As of the last quarter of the fiscal year 2008, the annual chairmanship fees were increased by $1,000. All directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings. During the fiscal year ended April 27, 2008, we issued options under our 1999 Plan to purchase our common stock to six of our directors.

Director Summary Compensation Table

The table below contains information about the compensation received by each of our non-employee directors during the fiscal year ending April 27, 2008. Directors who are employees received no extra pay for serving as a director.

Name	Fees Earned or Paid in Cash ($) (a)	Option Awards ($) (b)	All Other Compensation ($)	Total ($)
William G. Jayroe	17,000	10,137	—	27,137
Joseph A. Juliano	27,750	7,603	—	35,353
Francis M. Ricci	31,250	6,336	—	37,586
Wayne H. White	17,000	6,336	—	23,336
William J. Sherlock	13,000	1,267	—	14,267
Former Directors
John M. Gallaway (c)	12,000	3,801	—	15,801
H. Thomas Winn *		*	106,185	106,185

(a)
Includes annual fees, meeting fees and fees for committee chairmanships. Mr. Juliano, the Chairman of the Company’s Board of Directors, received a prorated annual chairmanship fee at the time of his election as the Chairman in June 2007 and a prorated $1,000 increase in such fee as of the last quarter of fiscal year 2008. Mr. Ricci, the Chair of the Audit Committee, received a prorated $1,000 increase in the annual chairmanship fee as of the last quarter of fiscal year 2008. Mr. Sherlock received a prorated annual fee as of the time of his election to the Company’s Board of Directors in October 2007.

(b)
The amount reflected in the table is the amount of compensation recognized during the fiscal year ended April 27, 2008 for financial reporting purposes in accordance with SFAS 123(R), except that no forfeiture rate assumption has been applied to the amounts in the table. On January 23, 2008, non-employee directors were granted the following options to purchase the Company’s common stock under the 1999 Plan: Mr. Jayroe was granted 40,000 options, Mr. Juliano was granted 30,000 options, Mr. White was granted 25,000 options, Mr. Ricci was granted 25,000 options, Mr. Gallaway was granted 15,000 options and Mr. Sherlock was granted 5,000. On October, 15, 2007, Mr. Sherlock was also granted 25,000 options at the time he was appointed to the Company’s Board of Directors. All grants to directors were valued using the Black-Scholes Model with assumptions as described in Footnote 10 to the Company’s Consolidated Financial Statements, which are included in the Company’s 2008 Annual Report to Shareholders.

(c)	Mr. Gallaway’s options were forfeited following his resignation in March 2008. Mr. Gallaway passed away in March 2008.
*
Mr. Winn’s other compensation consisted of $102,308 in salary and $3,877 in matching 401(K) contributions for fiscal year 2008. In addition to the compensation referred to above and as disclosed in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders, Mr. Winn entered into a Separation Agreement & Release with the Company on June 27, 2007. Under the agreement, he continued to receive compensation equal to the base compensation to which he would have been entitled until December 31, 2008. In addition, the Company agreed to reimburse him for his benefits under COBRA during the same period and the Company awarded him a non-qualified stock option to purchase 200,000 shares of the Company’s common stock at the closing price as of July 6, 2007 ($2.01). The option vests at a rate of 25% per year for four years and expires five years from the date of grant. On April 29, 2007, the Company recorded a severance accrual of $775,683 regarding Mr. Winn. The accrual consisted of $199,587 for the option grant plus $576,096 other compensation.  Effective October 15, 2008, Mr. Winn’s term as a director expired and he was not nominated to stand for reelection.

As of April 27, 2008, the below directors had outstanding option awards as follows:

Name of Director	Outstanding Stock Options Exercisable (#)	Outstanding Stock Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
William G, Jayroe	15,000 5,000 13,334	— — 26,666	10.59 11.40 1.20	09/24/2008 09/08/2009 01/23/2013
Joseph A. Juliano	15,000 5,000 10,000	— — 20,000	10.59 11.40 1.20	09/24/2008 09/08/2009 01/23/2013
Francis M. Ricci	13,000 5,000 8,334	— — 16,666	10.59 11.40 1.20	09/24/2008 09/02/2009 01/23/2013
Wayne H. White	25,000 5,000 8,334	— — 16,666	10.59 11.40 1.20	09/24/2008 09/08/2009 01/23/2013
William J. Sherlock	25,000 1,667	— 3,333	1.35 1.20	10/15/2012 01/23/2013
H. Thomas Winn *	115,000 30,000 —	— — 200,000	10.59 11.40 2.01	09/24/2008 09/08/2009 07/06/2012

*	Effective October 15, 2008, Mr. Winn’s term as a director expired and he was not nominated to stand for reelection.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Proposals of shareholders that are intended to be presented at our 2009 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than May 6, 2009, in order to be included in the proxy statement and proxy materials relating to our 2009 Annual Meeting of Shareholders.  A shareholder proposal that will not be included in our proxy statement and proxy, but that a shareholder intends to present in person at the meeting, must generally be submitted to our Secretary not less than ninety (90) days prior to the anniversary date of the 2009 Annual Meeting.

In order for a shareholder proposal to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any applicable requirements, have given timely notice and in proper form of such shareholder's intent to bring such business before such meeting.  To be timely, the shareholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting; providing however that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the day of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall set forth the following: the name and record address of the shareholder who intends to propose the business and the number of shares of stock of the Company which are owned by such shareholder; a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and any material interest of the shareholder in such business.

SHAREHOLDERS SHARING AN ADDRESS

Shareholders sharing an address with another shareholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations
50 Briar Hollow Lane
Suite 500 West
Houston, Texas 77027
(713) 621-2245

Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board of Directors knows of no other matters that will be prepared for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ James J. Kohn

JAMES J. KOHN, Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL   MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

APPENDIX A

NEVADA GOLD & CASINOS, INC.
2009 EQUITY INCENTIVE PLAN

(Adopted February 24, 2009)

1.           The Plan.  This 2009 Equity Incentive Plan (the “Plan”) is intended to provide incentive to individuals who have responsibility for the management and growth of Nevada Gold & Casinos, Inc. (the “Company”) and its subsidiaries (including subsidiaries which become such after the adoption of the Plan) to promote the success of the Company’s business by aligning the financial interests of employees, non-employee directors and consultants providing personal services to the Company and its subsidiaries with long-term shareholder value.

2.           Types of Awards.  The following types of awards (each, an “Award”) may be granted: (a) options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (b) options not intended to qualify as ISOs (“NSOs” and together with ISOs, “Options”), (c) stock appreciation rights (“SARs”) and (d) restricted stock grants (“Stock Grants”).

3.           Stock Subject to the Plan.  Subject to the provisions of Section 10 hereof, the total number of shares of Common Stock, par value $.12 per share, of the Company (the “Stock”) which may be issued pursuant to Awards issued under the Plan is 1,750,000.  Shares of Stock issued under the Plan may be authorized but unissued shares of Stock or Stock held as treasury stock.  The following shares of Stock may also be used for issuance of Awards under the Plan:  (i) shares of Stock which have been forfeited under a Stock Grant; and (ii) shares of Stock which are allocable to the unexercised portion of an Option issued under the Plan which has expired or been terminated.  Subject to the provisions of Section 10, no more than 1,500,000 shares of Stock may be issued upon the exercise of ISOs issued under the Plan.  Each share of Stock issuable upon exercise of an Option or subject to a Stock Grant and each share of Stock as to which an SAR is associated shall be counted as one share of Stock at the time of grant for purposes of the limit set forth under this Section and the limit set forth under Section 6(b).  With respect to the combination of a Tandem SAR and an Option, where the exercise of the Tandem SAR or the Option results in the cancellation of the other, each share of Stock associated with a Tandem SAR and the associated Option will only count as one share of Stock at the time of grant for purposes of the limits set forth in this Section and in Section 6(b).

4.           Administration.  The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) composed of no fewer than two (2) members of the Board of Directors of the Company (the “Board”) each of whom meets the definition of “outside director” under the provisions of Section 162(m) of the Code and the definition of “non-employee director” under the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or rules and regulations promulgated thereunder.  Except as otherwise provided herein, the Committee shall have plenary authority in its discretion, among other things, to determine to whom among the eligible persons Awards shall be granted, the number of shares of Stock covered by or associated with an Award, the terms of each Award, and whether any Option is intended to be an ISO or an NSO.  The Committee shall have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable.  The interpretation, construction and administration by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding on recipients of Awards hereunder.

5.           Eligibility.  All employees of the Company and its subsidiaries (including, except for purposes of the last sentence of Section 6(a), persons who have accepted offers of employment), consultants to the Company and its subsidiaries, and non-employee directors of the Company shall be eligible for Awards under the Plan.  In making the determination as to employees, consultants and directors to whom Awards shall be granted and as to the number of shares of Stock to be covered by or associated with such Awards, the Committee shall take into account the duties of the respective employees, consultants and directors, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.  The adoption of the Plan shall not be deemed to give any employee, consultant or director any right to an Award, except to the extent and upon such terms and conditions as may be determined by the Committee.  Neither the Plan nor any Award granted hereunder is intended to or shall confer upon any Grantee any right with respect to continuation of employment or retention by the Company or any of its subsidiaries.

6.           Certain Limits on Awards.

(a)           Limit on ISOs.  The aggregate Fair Market Value (determined as of the date of the Option grant) of Stock with respect to which ISOs granted to an employee (whether under the Plan or under any other stock option plan of the Company or its subsidiaries) become exercisable for the first time in any calendar year may not exceed $100,000 (or such other amount as the Internal Revenue Service may decide from time to time for purposes of Section 422 of the Code). If any grant of Options is made to a Grantee in excess of the limits provided in the Code, the excess shall automatically be treated as an NSO.  Only employees of the Company or any of its subsidiaries shall be eligible to receive the grant of an ISO.

(b)           Limit on all Awards.  The number of shares of Stock with respect to which an employee may be granted Awards under the Plan during any calendar year shall not exceed 250,000, subject to the provisions of Section 10.

7.           Terms and Conditions of Options.   The Committee may in its discretion grant Options, which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)           Form of Option.  Each Option granted pursuant to the Plan shall be evidenced by an agreement (the “Option Agreement”) which shall clearly identify the status of the Option granted (i.e., whether an ISO or an NSO) and which shall be in such form as the Committee shall from time to time approve.  The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option as the Committee shall deem advisable.

(b)           Stated Term.  The term of each Option granted hereunder shall be for a maximum of ten years from the date of granting thereof, or a maximum of five years in the case of an ISO granted to a 10% Holder (as such term is defined in Section 16), but may be for a lesser period or be subject to earlier termination as provided by the Committee, the provisions of the Plan or the Option Agreement.

(c)           Option Exercise Price.  Each Option shall state a per share option exercise price, which shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the Option grant, nor less than 110% of such Fair Market Value in the case of an ISO granted to an individual who, at the time the Option is granted, is a 10% Holder.  The Fair Market Value of shares of Stock shall be determined by the Committee based upon (i) the average of the high and low prices of the Stock on the NYSE Alternext US on the date of the granting of the Award, or (ii) such other measure of fair market value as may reasonably be determined by the Board (but consistent with the rules under Section 409A of the Code).  “Fair Market Value” as used throughout the Plan shall mean the fair market value as determined in accordance with this Section.

(d)           Exercise of Options.  An Option may be exercised from time to time as to any part or all of the Stock as to which it is then exercisable in accordance with its terms, provided, however, that an Option may not be exercised as to fewer than 100 shares at any time (or for the remaining shares then purchasable under the Option, if fewer than 100 shares).  The Option exercise price shall be paid in full at the time of the exercise thereof (i) in cash, (ii) by shares of Stock (including by withholding shares of Stock deliverable upon exercise of the Option) with a Fair Market Value equal to such exercise price, or (iii) by a combination of cash and shares of Stock pursuant to clause (ii) above, provided that the withholding of shares of Stock deliverable upon exercise of the Option shall not be permitted with respect to the exercise of any Option intended to qualify as an ISO.  The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option prior to the date of exercise.

(e)           Non-Transferability of Options.  Options shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Grantee only by him or his legal representative.  Any attempt to transfer an Option other than as permitted above shall terminate the Option and all rights of the Grantee to that Option.

(f)           Cessation of Service.

(i)           Termination Date.  For purposes of the Plan, the phrase “cessation of service” or any variation thereof shall mean (A) with respect to an employee, such employee’s ceasing to be employed by the Company or any of its subsidiaries, (B) with respect to a non-employee director, such director’s ceasing to be a member of the Board, or (C) with respect to a consultant, termination of the contractual relationship between such consultant and the Company, in each instance for any reason, including in the case of employees, as a result of Retirement or Disability.  The phrase “Termination Date” shall mean the date of any cessation of service.  With respect to employees, the Committee shall determine on a case by case basis whether an authorized leave of absence or absence on military or government service shall constitute a termination of the employment of the employee.

(ii)           Termination of Employee Options.

(A)           Death of the Grantee.  In the event of a Grantee’s death (A) while providing services to the Company or any of its subsidiaries as an employee, or (B) following a termination of employment due to Disability, unless otherwise expressly provided in the Option Agreement, the Option shall become fully exercisable by the Grantee’s estate upon such Grantee’s death and shall remain exercisable for a period of twelve (12) months following the Grantee’s death (or, if shorter, the remainder of the Option term as set forth in the Option Agreement).

(B)           Other Terminations of Employment.

 (1)           Except as set forth in clause (A) above or as otherwise determined by the Committee, the number of shares of Stock which may be purchased upon the exercise of an Option granted to an employee shall not exceed the number of shares of Stock as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the Termination Date.

 (2)           If the Grantee’s cessation of employment occurred as a result of the Grantee’s Disability or Retirement, unless otherwise expressly provided in the Option Agreement, the Option shall remain exercisable for a period of twelve (12) months following the Termination Date (or, if shorter, the remainder of the Option term as set forth in the Option Agreement).  Except as otherwise set forth in this Section 7(f) or in the Option Agreement, an Option granted to an employee shall remain exercisable for three (3) months (or, if shorter, the remainder of the Option term as set forth in the Option Agreement) following the Termination Date.  For purposes of this clause (B)(2) only, an employee who continues to provide services to the Company as a non-employee director of the Company or as a consultant to the Company following termination of his employment by the Company or its subsidiary shall be deemed to continue to be an employee of the Company for the period of such provision of services or consultancy.

(C)           Certain Definitions used herein.  The term “Retirement” as used herein shall mean an employee’s retirement in good standing under the Company’s established rules and policies then in effect as determined by the Committee. The term “Disability” as used herein shall have the meaning ascribed to “permanent and total disability” as set forth in Section 22(e)(3) of the Code.

(iii)           Termination of Consultant Options. Except as otherwise expressly provided in the Option Agreement, in the event of a cessation of service of a consultant, the number of shares of Stock which may be purchased upon the exercise of an Option shall not exceed the number of shares of Stock as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the Termination Date.  Except as otherwise set forth in the Option Agreement, an Option granted to a consultant shall remain exercisable for a period of three (3) months following the Termination Date (or, if shorter, the remainder of the Option term as set forth in the Option Agreement).

(iv)           Termination of Non-Employee Director Options.  Unless otherwise expressly provided in the Option Agreement, the number of shares of Stock which may be purchased upon the exercise of an Option granted to a non-employee director shall not exceed the number of shares of Stock as to which such Option was exercisable pursuant to the Plan and the Option Agreement as of the Termination Date.  An Option exercisable in accordance with the previous sentence shall remain exercisable for three (3) months (or, if shorter, the remainder of the Option term as set forth in the Option Agreement) following the Termination Date.

(v)           Other Limitations.  Notwithstanding any other provisions of this Plan, specifically including Sections 7(f) and 9(f), if the Committee finds by a majority vote after full consideration of the facts that a Grantee, before or after termination of his service with the Company or any of its subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or any of its subsidiaries, which conduct damaged the Company or any of its subsidiaries, or disclosed trade secrets of the Company or any of its subsidiaries, or (b) participated, engaged in or had a material financial, or other interest, whether as an employee, officer, director, consultant, contractor, stockholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or any of its subsidiaries without the written consent of the Company or such subsidiary, the Grantee shall forfeit all outstanding Options and all outstanding Awards, including all exercised Awards pursuant to which the Company has not yet delivered evidence of the shares. Clause (b) shall not be deemed to have been violated solely by reason of a Grantee’s ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation.  In addition to the foregoing, the Committee may impose such other limitations and restrictions on the exercise of an Award following the Termination Date as it deems appropriate.

                                The decision of the Committee as to the cause of an employee’s discharge, the damage done to the Company or its subsidiary, and the extent of a Grantee’s competitive activity shall be final. No decision of the Committee, however, shall affect the finality of the discharge of the employee by the Company or its subsidiary in any manner.

8.           Terms and Conditions of Stock Appreciation Rights.  The Committee may in its discretion grant a right to receive the appreciation in the Fair Market Value of shares of Stock (a “Stock Appreciation Right” or “SAR”), which shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)           Form of SAR.  Each SAR granted pursuant to the Plan shall be evidenced by an agreement (the “SAR Agreement”) which shall be in such form as the Committee shall from time to time approve.  SARs may be granted alone (a “Freestanding SAR”) or in combination with an Option (a “Tandem SAR”).

(b)           Grant and Term of SARs.  The term of each Freestanding SAR shall be for a maximum of ten years from the date of granting thereof, but may be for a lesser period or be subject to earlier termination as provided by the Committee or the provisions of the Plan or SAR Agreement.  Any Tandem SAR must be granted at the same time as the related Option is granted, and such Tandem SAR or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Tandem SAR granted with respect to less than the full number of shares of Stock covered by the related Option shall not be reduced until the number of shares of Stock then issuable upon exercise of the related Option is equal to or less than the number of shares of Stock covered by the Tandem SAR.

(c)           SAR Exercise Price.  Each SAR Agreement shall state a per share exercise price, which shall be not less than 100% of the Fair Market Value of a share of Stock on the date of the SAR grant.

(d)           Exercise and Value of SARs.  An SAR may be exercised from time to time to the extent it is then exercisable in accordance with its terms.  Upon exercise of a Freestanding SAR, the holder will be entitled to receive an amount in cash or shares of Stock, as set forth in the SAR Agreement, equal to the excess of the Fair Market Value of a share of Stock on the date of the exercise less the exercise price, multiplied by the number of shares of Stock covered by such Freestanding SAR.  Upon the exercise of a Tandem SAR, the holder may surrender any related Option or portion thereof which is then exercisable and elect to receive in exchange therefor cash or shares of Stock, as set forth in the SAR Agreement, in an amount equal to the excess of the Fair Market Value of such share of Stock on the date of the exercise less the exercise price, multiplied by the number of shares of Stock covered by the related Option or the portion thereof which is so surrendered.  Any Option related to a Tandem SAR shall no longer be exercisable to the extent the related Tandem SAR has been exercised.  No fractional shares of Stock shall be issued hereunder.  The holder of an SAR shall not have any rights as a stockholder with respect to the Stock covered by the SAR, unless and until shares of Stock are issued to the Grantee upon the exercise of such SAR.

(e)           Payment of Stock Appreciation Right.  Payment of an SAR shall be in the form of shares of Stock, cash or any combination of shares of Stock and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the SAR or at the time of exercise of the SAR.  All shares of Stock issued upon the exercise of an SAR shall be valued at the Fair Market Value of such Stock at the time of the exercise of the SAR.

(f)           Transfer of SARs.  All SARs shall be subject to the same restrictions on transfer as are applicable to Options pursuant to Section 7(e).  Any attempt to transfer an SAR other than as permitted under the Plan shall terminate the SAR and all rights of the Grantee to that SAR.

(g)           Termination of Employment.  Unless otherwise expressly provided in the SAR Agreement, the terms and conditions relating to the treatment of Options following cessation of service set forth in Section 7(f) shall apply to SARs, and the holders of SARs shall have the same rights and be subject to the same restrictions and limitations as Grantees pursuant to such Section.

(h)           No Dividends or Dividend Equivalents.  Notwithstanding anything to the contrary herein, no dividends or dividend equivalents will be payable with respect to outstanding SARs.

9.           Terms and Conditions of Stock Grants.  The Committee may in its discretion grant Stock Grants, which shall be made subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a)           Form of Grant.  Each Stock Grant shall be evidenced by an agreement (the “Restricted Stock Agreement”) executed by the Company and the Grantee, in such form as the Committee shall approve, which Agreement shall be subject to the terms and conditions set forth in this Section 9 and shall contain such additional terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b)           Number of Shares Subject to an Award; Consideration.  The Restricted Stock Agreement shall specify the number of shares of Stock subject to the Stock Grant.  A Stock Grant shall be issued for such consideration as the Committee may determine appropriate and may be issued for no cash consideration or for such minimum cash consideration as may be required by applicable law.

(c)           Conditions.  Each Stock Grant shall be subject to such conditions as the Committee shall establish (the “Conditions”), which may include, but not be limited to, conditions which are based upon the continued service of the Grantee over a specified period of time, or upon the attainment by the Company of one or more measures of the Company’s operating performance, such as increases in cash flows, net profits, Stock price, Company, segment or affiliate sales, market share, earnings per share, return on assets, or return on stockholder equity or, except in the case of persons who are “covered employees” within the meaning of Section 162(m) of the Code, such other measures as may be determined by the Committee (the “Performance Conditions”), or upon a combination of such factors.  Measures of operating performance may be based upon the performance of the Company or upon the performance of a defined business unit or function for which the Grantee has responsibility or over which the Grantee has influence.  The Grantee shall have a vested right to the Stock subject to the Stock Grant to the extent that the Conditions applicable to such Stock Grant have been satisfied.  A Grantee shall forfeit all of his right, title and interest in and to any Stock subject to a Stock Grant in the event that (and to the extent that) such Conditions are not satisfied.

(d)           Special rules relating to Stock Grants subject to Performance Conditions.

(i)           The Committee may award Stock Grants to employees or consultants subject to satisfaction of specified performance goals established by the Committee. The terms and provisions relating to these performance-based awards are intended to satisfy Section 162(m) of the Code and the regulations issued thereunder. The designation of an employee or consultant eligible for a specific performance based Stock Grant shall be made by the Committee in writing prior to the beginning of the period for which the performance is measured (or within such period as permitted by IRS regulations). The Committee shall establish the maximum number of shares of Stock to be issued to a designated employee or consultant if the performance goal or goals are met.  Except with respect to persons who are “covered employees” within the meaning of Section 162(m) of the Code, the Committee reserves the right to make downward adjustments in the maximum amount of an Award if in its discretion unforeseen events make such adjustment appropriate.

(ii)           The Committee must certify in writing that a performance goal has been satisfied prior to the vesting of Stock under any Stock Grant subject to Performance Conditions.  If the Committee certifies the entitlement of an employee or consultant to the Stock underlying such a Stock Grant, evidence thereof will be delivered to such employee or consultant as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding.

(e)           Limitations on Transferability.  As used herein, the term “Restricted Period” means, with respect to any shares of Stock subject to a Stock Grant, the period beginning on the Award Date and ending on the date on which the Conditions applicable to the Stock Grant have been met.  During the Restricted Period, Stock Grants shall not be transferable other than by will or the laws of descent and distribution, and during the lifetime of the Grantee, the Grantee will not be permitted to sell, transfer, exchange, pledge, assign or otherwise dispose of any shares of Stock subject to the Stock Grant (except for shares of Stock as to which the Grantee’s rights have vested).  Any attempt to transfer a Stock Grant other than as permitted under the Plan shall terminate the Stock Grant and all rights of the Grantee to that Stock Grant.

(f)           Cessation of Service

(i)           Death of Employee Grantee.  In the event of a Termination Date during the Restricted Period as a result of an employee’s death, all remaining time-based restrictions shall be accelerated and be deemed to have been satisfied as of the Termination Date, and all stock underlying a Stock Grant subject to Performance Conditions which have not been satisfied shall be forfeited and shall be retired by the Company and resume the status of treasury shares as of the Termination Date.

(ii)           Other Cessations of Service.  Upon a cessation of service during the Restricted Period for any reason other than as set forth in Section 9(f)(i) above, all shares of Stock subject to a Stock Grant as to which the Conditions have not lapsed or been satisfied or waived shall be forfeited by the Grantee and shall be retired by the Company and shall resume the status of treasury shares as of the Termination Date.  In the event of a Grantee’s cessation of service for any reason, including as a result of a Grantee’s death, the Committee may, in its sole discretion when it finds that such an action would be in the best interests of the Company, accelerate or waive in whole or in part any or all time-based or continuous service Conditions or Performance Conditions with respect to all or part of such Grantee’s Stock Grant, except as to any Stock Grant that is intended to constitute “performance-based compensation” under Section 162(m) of the Code, and provided the Committee may not exercise such discretion in connection with a termination of service for gross misconduct, including without limitation, violations of applicable Company policies or legal or ethical standards.

(g)           Rights as a Stockholder.  Except as otherwise provided herein or as the Committee may otherwise determine, a Grantee of a Stock Grant shall have all of the rights of a stockholder of the Company, including the right to vote the shares subject to a Stock Grant and to receive dividends and other distributions thereon, provided that distributions in the form of stock shall be subject to all of the terms and conditions of the Plan and the Restricted Stock Agreement.

10.           Changes in Capitalization, Dissolution and Change in Control.

(a)           Changes in Capitalization.  In the event of a change in the outstanding stock of the Company (including but not limited to changes in either the number of shares or the value of shares) by reason of any stock split, reverse stock split, dividend or other distribution (whether in the form of shares, other securities or other property, but not including regular cash dividends), extraordinary cash dividend, recapitalization, merger in which the stockholders of the Company immediately prior to the merger continue to own a majority of the voting securities of the successor entity immediately after the merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of shares or other securities, or other similar corporate transaction or event, if the Committee shall determine in its sole discretion that, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, such transaction or event equitably requires an adjustment in the aggregate number and/or class of shares of Stock available under the Plan (including for this purpose the number of shares of Stock available for issuance under the Plan or limit under Section 6(b)) or in the number, class and/or price of shares of Stock subject to outstanding Options and/or Awards), such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes under the Plan.  A participant holding an outstanding award has a legal right to an adjustment that preserves without enlarging the value of such award, with the terms and manner of such adjustment to be determined by the Committee.

(b)           Dissolution.  Notwithstanding any other provision of this Plan or any Award Agreement entered into pursuant to the Plan, to the extent permitted by applicable law, upon a dissolution of the Company: (i) all Options and SARs then outstanding under the Plan shall become fully exercisable as of the effective date of the dissolution; and (ii) all Conditions of all Stock Grants then outstanding shall be deemed satisfied as of the effective date of the dissolution.  In addition, the Board may in its discretion cancel all or any portion of a Grantee’s then outstanding Options and SARs, and in consideration of such cancellation, shall cause to be paid to such Grantee pursuant to the plan of dissolution, an amount in cash equal to the difference between the value of the consideration (as determined by the Board) received by the stockholders of the Company for a share of Stock under the plan of dissolution and any applicable exercise price.  Options and SARs not exercised or cancelled prior to or upon a dissolution shall be terminated.

(c)           Change in Control.

(i)           If Awards granted to employees, consultants and non-employee directors pursuant to the Plan continue to be outstanding following the effective date of a Change in Control, then in the event of a Qualified Termination (as defined below) of a Grantee’s employment with the Company or any of its subsidiaries or a termination of service by the Company with respect to a non-employee director or consultant during the three (3) year period following the Change in Control and prior to the full vesting of an Award granted to such Grantee under the Plan prior to the Change in Control, all outstanding unvested Awards granted to such Grantee prior to the Change in Control shall immediately become fully vested and exercisable to the extent permitted by law, notwithstanding any provisions of the Plan or of the applicable Award Agreement to the contrary.

(ii)           If Awards issued pursuant to the Plan do not continue to be outstanding following the effective date of a Change in Control, then to the extent Awards are not substituted or replaced with Qualified Substitute Awards, (A) any Options and SARs not so substituted or replaced shall become fully exercisable as of the date of the Change in Control; and (B) the Conditions of any Stock Grants not so substituted or replaced shall be deemed satisfied as of the effective date of the Change in Control.  In addition, the Board (constituted immediately prior to the effectiveness of such Change in Control) may in its discretion cancel all or any portion of a Grantee’s then outstanding Options and SARs, and in consideration of such cancellation, shall cause to be paid to such Grantee upon the effectiveness of such Change in Control, an amount in cash equal to the difference between the value of the consideration (as determined by the Board) received by the stockholders of the Company for a share of Stock in the Change in Control and any applicable exercise price.  Options and SARs described in this clause (ii) that are not substituted or replaced with Qualified Substitute Awards and are not exercised or cancelled prior to or upon a Change in Control shall be terminated.

(iii)           For the purpose of this Section 10(c), the following terms shall have the following meanings:

(A)           A “Change in Control” shall mean and include the following transactions or situations:

 (1)           A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company’s then outstanding securities to any “Unrelated Person” or “Unrelated Persons” acting in concert with one another. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Exchange Act). For purposes of this definition, the term “Unrelated Person” shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company; provided however, a sale to underwriters in connection with a public offering of the Company’s securities pursuant to a firm commitment shall not be a Change in Control;

 (2)           A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another;

 (3)           A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the “Beneficial Owner,” directly or indirectly, of securities of the Company representing at least thirty (30%) percent of the combined voting power of the Company’s then outstanding securities. For purposes of this definition, the term “Beneficial Owner” shall have the same meaning as given to that term in Rule 13d-3 promulgated under the Exchange Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities;

 (4)           Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation’s then outstanding securities;

 (5)           During any period of two years, individuals who, at the beginning of such period, constituted the Board of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

 (6)           A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor regulation of similar importance, regardless of whether the Company is subject to such reporting requirement.

(B)           A “Qualified Termination” shall mean:

 (1)           A termination by the Company of a Grantee’s employment with the Company or any of its subsidiaries for any reason other than the Grantee’s death, Disability, willful misconduct or activity deemed detrimental to the interests of the Company, provided the Grantee executes a general release in favor of the Company; or

 (2)           A resignation by the Grantee from employment with the Company or any of its subsidiaries with good reason, which includes (i) a substantial adverse change in the nature or status of the Grantee’s responsibilities, (ii) a reduction in the Grantee’s base salary and/or levels of entitlement or participation under any incentive plan or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (iii) the Company requiring the Grantee to relocate to a work location more than fifty (50) miles from his work location prior to the Change in Control.

 (3)           A “Qualified Substitute Award” shall mean an Award which has substantially the same value and is subject to terms and conditions, including vesting, no less favorable to the Grantee than the vesting and other terms and conditions for which such Award was substituted, and which Award provides for immediate vesting upon a Qualified Termination of the Grantee’s employment by the successor employer or a cessation of service of a non-employee director or consultant within the three (3) year period following the date of grant of such Qualified Substitute Award.

(d)           No Constraint on Corporate Action.  Nothing in the Plan shall be construed (i) to limit or impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, or to merge or consolidate, dissolve or sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 13, to limit the right or power of the Company or any subsidiary to take any action which such entity deems to be necessary or appropriate.

(e)           Limitation on Adjustments under Section 162(m).  Notwithstanding anything to the contrary in this Section 10, no adjustments shall be made under this Section 10 with respect to an Award to an employee covered under Section 162(m) of the Code to the extent such adjustment would cause an Award intended to qualify as “performance-based compensation” under that Section of the Code to fail to so qualify.

11.           Stockholder Approval.  The Plan is subject to the approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board (the date of which approval is the “Effective Date”).  No Award granted under the Plan shall vest or be exercisable prior to the Effective Date.  If the Effective Date shall not occur on or before February 23, 2010, the Plan and all then outstanding Awards made hereunder shall automatically terminate and be of no further force and effect.

12.           Term of Plan.  The Plan, if approved by the Company’s stockholders, will be effective February 24, 2009.  The Plan shall terminate on February 23, 2019 and no Awards shall be granted after such date, provided that the Board may at any time terminate the Plan prior thereto.  Except as provided in Section 10, the termination of the Plan shall not affect the rights of Grantees under Awards previously granted to them and all Awards shall continue in full force and effect after termination of the Plan, except as such Awards may lapse or be terminated by the terms of the Plan or the Award Agreement.

13.           Amendment of the Plan.  The Board shall have complete power and authority to modify or amend the Plan (including the forms of Award Agreements) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without approval by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at a duly held meeting of the stockholders of the Company, (i) increase the maximum number of shares of Stock which in the aggregate are subject to Awards or which may be granted pursuant to Options under the Plan (except as provided by Section 10), (ii) extend the term of the Plan or the period during which Awards may be granted or exercised, (iii) reduce the Option or SAR exercise price below 100% (110% in the case of an ISO granted to a 10% Holder) of the Fair Market Value of the Stock issuable upon exercise of the Option or to which the SAR relates, as applicable, at the time of the granting thereof, other than to change the manner of determining the Fair Market Value thereof (consistent with the rules under Section 409A of the Code), (iv) except as provided by Section 10, increase the maximum number of shares of Stock for which an employee may be granted an Award during any calendar year under the Plan pursuant to Section 6(b), (v) materially increase the benefits accruing to participants under the Plan, (vi) change the designation or class of employees eligible to receive Awards under the Plan, or (vii) with respect to Options which are intended to qualify as ISOs, amend the Plan in any respect which would cause such Options to no longer qualify for ISO treatment pursuant to the Code.  No amendment of the Plan shall, without the consent of the Grantee, adversely affect the rights of such Grantee under any outstanding Award Agreement.

           The Plan is intended to comply with the requirements of Section 409A of the Code, without triggering the imposition of any tax penalty thereunder.  To the extent necessary or advisable, the Board may amend the Plan or any Award Agreement to delete any conflicting provision and to add such other provisions as are required to fully comply with the applicable provisions of Section 409A of the Code and any other legislative or regulatory requirements applicable to the Plan.

14.           Taxes.  The Company may make such provisions as it deems appropriate for the withholding of any income, employment or other taxes which it determines is required in connection with any Award made under the Plan, including requiring the Grantee to make a cash payment to the Company equal to the Company’s withholding obligation or deducting such amount from any payment of any kind otherwise due to the Grantee.  The Company may further require notification from the Grantee upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

15.           Indemnification of the Committee and the Board. With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments, and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board, whether or not he continues to be a member of the Committee and/or the Board at the time of incurring the expenses, including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee or the Board. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee and/or the Board. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and/or the Board unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board and shall be in addition to all other rights to which a member of the Committee and/or the Board may be entitled as a matter of law, contract, or otherwise.

16.           Code References and Definitions.  Whenever reference is made in the Plan to a Section of the Code, the reference shall be to such section as it is now in force or as it may hereafter be amended.  The term “subsidiary” shall have the meaning given to the term “subsidiary corporation” by Section 424(f) of the Code.  The terms “Incentive Stock Option” and “ISO” shall have the meanings given to them by Section 422 of the Code.  The term “10% Holder” shall mean any person who, for purposes of Section 422 of the Code, beneficially owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary of the Company.  The term “Grantee” means the holder of an Option, an SAR or a Stock Grant granted hereunder.  The term “Award Agreement” as used herein means an Option Agreement, SAR Agreement or Restricted Stock Agreement.

PROXY
NEVADA GOLD & CASINOS, INC.
SPECIAL MEETING OF SHAREHOLDERS
APRIL 14, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement are available at
http://www.irconnect.com/uwn/pages/sec-filings.html

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEVADA GOLD & CASINOS, INC.

The undersigned shareholder of Nevada Gold & Casinos, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement and hereby appoints James J. Kohn or Ernest E. East, and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas 77027 on Tuesday, April 14, 2009 at 3:00 p.m. Central time, or at any adjournment or postponement thereof.  Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.  The undersigned shareholder hereby revokes any Proxy or Proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.  THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.  THIS PROXY WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE IT WILL BE VOTED “FOR” PROPOSAL 1.  PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE.

		For	Against	Abstain

1.	Approval of the 2009 Equity Incentive Plan	☐	☐	☐

2.	The Proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐

DATED:
[Signature]

[Signature if jointly held]

[Printed Name]

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held by joint-tenants or otherwise by more than one person, all should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact, or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.